EXHIBIT 99.1

March 6, 2008

FOR IMMEDIATE RELEASE

Pliant Corporation Announces 2008 Annual Meeting Dates

SCHAUMBURG, IL — Pliant Corporation today announced that its 2008 annual meeting of stockholders will be held on Thursday, May 15, 2008.   Proxy statements, annual reports to stockholders, voting materials and annual meeting information will be mailed on or about April 3, 2008, to stockholders of record as of March 24, 2008.  The annual meeting will be held at Pliant Corporate Headquarters, located at 1475 Woodfield Road, Suite 700, Schaumburg, IL 60173.

Sincerely,

/s/ Harold Bevis

Harold Bevis

President, CEO, Director

Pliant Corporation

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Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 21 manufacturing and research and development facilities around the world and employs approximately 2,900 people.

CONTACTS:

Stephen T. Auburn

Vice President and General Counsel

Phone:  847-696-3319

Email:  steve.auburn@pliantcorp.com

Company Web Site:  www.pliantcorp.com